SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 4, 2002

TOYOTA MOTOR CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 SOUTH WESTERN AVENUE
TORRANCE, CALIFORNIA 90509

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(310) 468-1310

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT 1.1
EXHIBIT 4.2(A)
EXHIBIT 4.2(B)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.		Description

1.1		Amendment No. 3, dated April 4, 2002, to First Amended and Restated Distribution Agreement dated September 3, 1998, as amended by Amendment No. 1, dated January 12, 2000, and Amendment No. 2, dated August 24, 2001, among Toyota Motor Credit Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Goldman Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

4.2	(a)	Form of Fixed Rate Global Medium-Term Note.

4.2	(b)	Form of Floating Rate Global Medium-Term Note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION
(Registrant)

Date: April 4, 2002	By:	/s/ George E. Borst George E. Borst President and Chief Executive Officer